EXHIBIT 99.1

MZT Holdings, Inc. Common Stock is Voluntarily Delisted from American Stock Exchange

MZT Holdings, Inc. Changes Its Stock Symbol to MZTH

NEWTON, Mass.--(BUSINESS WIRE)--Jan. 7, 2008 - MZT Holdings, Inc., formerly known as Matritech, Inc. (Amex:MZT) announced today that its common stock has been voluntarily withdrawn from listing on the American Stock Exchange effective prior to the opening of trading on Monday, January 7, 2008.  MZT Holdings previously announced that it would seek voluntary withdrawal of its common stock from listing with the American Stock Exchange.  Although MZT Holdings has not arranged for listing and/or registration on another national securities exchange or for quotation of its common stock in any interdealer quotation system or electronic communications network after its withdrawal from listing on the American Stock Exchange, the Company expects its common stock to commence trading on the Over-the-Counter Bulletin Board on Monday, January 7, 2008 under the symbol MZTH.

MZT Holdings also announced that it expects to file a certificate of dissolution for the Company with the Secretary of State’s Office in Delaware no later than mid-January 2008.  The Company expects to close its stock transfer books at the close of the trading day on which it files the certificate of dissolution.  Thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated trading of the Company’s shares on the Over-the-Counter Bulletin Board and the filing of a certificate of dissolution.  These statements reflect the Company’s current expectations with respect to future events and are based on its management’s current assumptions and information currently available. Actual results may differ materially.  There can be no assurance that the Company’s expectations will be achieved.  Please refer to the risk factors detailed in the Company’s periodic reports and registration statements as filed with the Securities and Exchange Commission, as well as in the Company’s definitive proxy statement filed on November 14, 2007.  These forward-looking statements are neither promises nor guarantees.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  MZT Holdings undertakes no responsibility to revise or update any such forward-looking information.